Exhibit 10.15

EXECUTION VERSION

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into by and between Professional Holding Corp., a Florida corporation (the “Company”), and each Investor (each an “Investor” and collectively, the “Investors”) whose name appears on the signature page hereto and is made as of the date of the Company’s acceptance hereof (the “Acceptance Date”).

RECITALS

WHEREAS, the Company is proposing to issue and sell shares of the Company’s Class A Voting Common Stock, $0.01 par value per share (the “Class A Common Stock”), and Class B Non-Voting Common Stock, $0.01 par value per share (the “Class B Common Stock”, and together with the Class A Common Stock, the “Company Stock”), to the Investors in a private offering of up to $20,000,000 (the “Offering”) at a purchase price of US$14.50 per share (the “Per Share Purchase Price”). The Company Stock is being offered only to persons who are accredited investors within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a private placement exemption from the securities registration requirements of the Securities Act.

WHEREAS, the Company and each Investor agree that, upon the terms, representations and warranties, agreements, and covenants and subject to the conditions set forth in this Agreement, the Investor will purchase from the Company, and the Company will issue and sell to the Investor, at a price per share equal to the Per Share Purchase Price, Company Stock, pursuant to this Agreement. The Company Stock purchased by each Investor will be delivered in certificated form, registered in such Investor’s name and address as set forth below, to the Investors at the Closing.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Investor mutually agree as follows:

ARTICLE 1

PURCHASE; CLOSINGS

1.1              Issuance, Sale and Purchase. On the terms and subject to the conditions set forth herein, the Company agrees to issue and sell to each Investor, and each Investor, severally and not jointly, agrees to purchase from the Company, free and clear of any Liens, at a price per share equal to the Per Share Purchase Price, the number of shares of Class A Common Stock and a number of shares of Class B Common Stock as indicated on the signature page for each respective Investor (the “Investment“), subject to the conditions set forth in Section 1.2.

1.2              Closings; Deliverables for the Closings; Conditions to the Closings.

(a)               Closing. Unless this Agreement has been terminated pursuant to Article 4, and subject to the satisfaction or, to the extent permitted by Law and this Agreement, the written waiver of the conditions set forth in Section 1.2(c), the closing of an Investment in the amount set forth on the signature page for each respective Investor (the “Purchase Price”) and the transactions contemplated by this Agreement (the “Closing”) shall take place remotely via the electronic or other exchange of documents and signature pages, on a date to be specified by the Company on no less than two Business Days’ notice to the Investors, or at such other place or such other date as agreed to in writing by the parties hereto (the “Closing Date”).

(b)               Closing Deliverables. Subject to the satisfaction or waiver on the Closing Date of the conditions to the Closing set forth in Section 1.2(c), at the Closing the parties shall make the following deliveries:

(i)                 the Company shall deliver to the Investor certificates evidencing the Company Stock to be purchased pursuant to Section 1.1 registered in the name of the Investor; and

(ii)              each Investor shall deliver such Investor’s Purchase Price by wire transfer of immediately available funds to the account set forth in the Instruction Sheet attached hereto as Exhibit C.

(c)               Closing Conditions.

(i)                 The obligations of each Investor, on the one hand, and the Company, on the other hand, to consummate the purchase and sale of Company Stock provided for in this Agreement are each subject to the satisfaction or, to the extent permitted by Law and this Agreement, the written waiver by the Company or such Investor (as to itself only), as applicable, of the following conditions at the Closing:

(A)             No provision of any Law and no judgment, injunction, order or decree shall prohibit the Closing or shall prohibit or restrict the Investor from owning any Company Stock (or voting any Class A Common Stock) to be purchased pursuant to this Agreement or exercising any of the rights under any of the other Transaction Documents; and

(B)              Any Governmental Consent required to consummate the transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect, and all statutory waiting periods in respect thereof shall have expired; provided, however, that (x) no such required Governmental Consent shall impose or contain any restraint or condition that would impair in any material respect the benefits to the Investor of the transactions contemplated by this Agreement and (y) other than such restrictions as are commonly imposed by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) in its standard passivity commitments, no such required Governmental Consent shall impose any restrictions on any activities or otherwise on, require any modification of governance, fee or carried interest arrangements with respect to, or impose any capital or other requirements on, such Investor or any of its Affiliates, including any agreement or requirement to maintain or contribute, directly or indirectly, to the capital of Professional Bank, a Florida-chartered commercial bank (the “Bank”), or the Company (each, a “Burdensome Condition”) and, provided, further that, notwithstanding any other provision of this Agreement, the imposition of a Burdensome Condition in connection with any such required Governmental Consent shall constitute a denial of such required Governmental Consent and such required Governmental Consent shall be deemed not received for all purposes in this Agreement, including Section 4.1(h).

(ii)              The obligation of each Investor to consummate the purchase of Company Stock provided for in this Agreement is also subject to the satisfaction or written waiver by such Investor (as to itself only) of the following conditions at the Closing:

(A)             The representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date, except to the extent that the failure to be true and correct (without regard to any materiality or Material Adverse Effect qualifications contained therein), would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (and except that (1) representations and warranties made as of a specified date shall be true and correct as of such date and (2) the representations and warranties of the Company set forth in Sections 2.2(a), 2.2(b), 2.2(c), 2.2(d), 2.2(q) and 2.2(ff) shall be true and correct in all respects);

(B)              The Company shall have performed and complied with, in all material respects, all agreements, covenants and conditions required by this Agreement to be performed by it on or prior to the Closing Date;

(C)              Since the date of this Agreement, a Material Adverse Effect shall not have occurred and no change or other event shall have occurred that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(D)             The Investors shall have received a certificate, dated as of the Closing Date, signed on behalf of the Company by a senior executive officer certifying that the conditions set forth in Section 1.2(c)(ii)(A), Section 1.2(c)(ii)(B) and Section 1.2(c)(ii)(C) have been satisfied on and as of the Closing Date;

(E)              The Company shall receive at the Closing aggregate gross proceeds from the sale of the Company Stock to all Investors of no more than $20.0 million, at a price per share equal to the Per Share Purchase Price;

(F)              The Investment shall not (i) cause such Investor or any of its affiliates to violate any banking regulation, (ii) require such Investor or any of its affiliates to file a prior notice under the Change in Bank Control Act, or otherwise seek prior approval of any banking regulator, (iii) require such Investor or any of its affiliates to become a bank holding company or otherwise serve as a source of strength for the Company or the Bank, or (iv) cause such Investor, together with any other person whose Company securities would be aggregated with such Investor’s Company securities for purposes of any banking regulation or law, to collectively be deemed to own, control, or have the power to vote securities which (assuming, for this purpose only, full conversion and/or exercise of such securities by the Investor and such other persons) would represent more than (a) 9.9% of any class of voting securities of the Company or (b) 14.9% of the total outstanding Capital Stock of the Company;

(G)             With respect to EJF Sidecar Fund, Series LLC – Series E, a Delaware series limited liability company (“EJF”), the Company shall have entered into a letter agreement (including the Registration Rights Agreement) substantially in the form attached hereto as Exhibit A (the “EJF Letter Agreement“) with EJF which shall be in full force and effect and any closing conditions specified therein shall have been satisfied, and, with respect to each of Mendon Capital, LLC, a Delaware limited liability company (“Mendon”), and BayBoston Managers, LLC, a Delaware limited liability company (“BayBoston”), the Company shall have entered a letter agreement (including the Registration Rights Agreement) substantially in the form attached hereto as Exhibit B (the “Mendon/BayBoston Letter Agreement” and collectively with the EJF Letter Agreement, the “Letter Agreements”) with each of Mendon and BayBoston, which shall be in full force and effect and any closing conditions specified therein shall have been satisfied; and

(H)             Each Investor who, together with its Affiliates and persons who share a common investment advisor with such Investor, has committed to acquire a beneficial ownership of 5% or more of the outstanding shares of Company Stock (each a “9.9% Investor”) has received, in each 9.9% Investor’s sole discretion, satisfactory feedback from the Federal Reserve Board that such 9.9% Investor will not have “control” of the Company or the Bank for purposes of the BHCA.

(iii)            The obligation of the Company to consummate the sale of Company Stock to each Investor provided for in this Agreement is also subject to the satisfaction or written waiver by the Company of the following conditions at the Closing:

(A)             The representations and warranties of such Investor set forth in this Agreement shall be true and correct in all respects on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date, except where the failure to be true and correct (without regard to any materiality qualifications contained therein) would not materially adversely affect the ability of such Investor to perform its obligations hereunder (and except that (1) representations and warranties made as of a specified date shall be true and correct as of such date and (2) the representations and warranties of each Investor set forth in Sections 2.3(d) and 2.3(h) shall be true and correct in all respects); and

(B)              Each Investor shall have performed and complied with, in all material respects, all agreements, covenants and conditions required by this Agreement to be performed by it on or prior to the Closing Date.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

2.1              Certain Terms.

(a)               As used in this Agreement, the term “Material Adverse Effect” means any circumstance, event, change, development or effect that would (i) result in a material adverse effect on the assets, liabilities (actual or contingent), prospects, business, operations, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole, or (ii) materially impair or delay the ability of the Company or any of the Company Subsidiaries to perform its or their obligations under this Agreement or the other Transaction Documents to consummate the Closing or any of the transactions contemplated hereby; provided, however, that in determining whether a Material Adverse Effect has occurred under clause (i), there shall be excluded any circumstance, event, change, development or effect to the extent resulting from (A) actions or omissions of the Company or any Company Subsidiary expressly required or contemplated by the terms of this Agreement, (B) changes after the date hereof in general economic conditions in the United States, including financial market volatility or downturns, or in the markets in which the Company and the Company Subsidiaries operate, (C) changes after the date hereof affecting the banking industry generally or (D) any changes after the date hereof in applicable Laws or accounting rules or principles, including changes in GAAP, in each case to the extent that such circumstance, event, change, development or effect referred to in clauses (B), (C) and (D) do not have a disproportionate effect on the Company and the Company Subsidiaries compared to other participants in the industries or markets in which the Company and the Company Subsidiaries operate.

2.2              Representations and Warranties of the Company. The Company hereby represents and warrants to each of the Investors, as of the date hereof and as of the Closing Date (except for the representations and warranties that are as of a specific date which are made as of that date) that:

(a)               Organization and Authority. Each of the Company and the Company Subsidiaries is a corporation or other entity duly organized and validly existing under the laws of the jurisdiction of its incorporation or organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified except where any failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and has the corporate or other organizational power and authority to own its properties and assets and to carry on its business as it is now being conducted. Copies of the articles of incorporation and bylaws (or similar governing documents) as amended through the date of this Agreement for the Company and the Bank have been Previously Disclosed. The Company is duly registered with the Board of Governors of the Federal Reserve Board as a financial holding company under the Bank Holding Company Act of 1956, as amended (“BHCA”).

(b)               Company Subsidiaries. Except for the Bank and Professional Insurance Management, LLC, a Florida limited liability company (each, a “Company Subsidiary” and, collectively, the “Company Subsidiaries”), the Company does not own beneficially, directly or indirectly, more than 5% of any class of equity securities or similar interests of any corporation, business trust, association or similar organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture. The Company owns, directly or indirectly, all of its interests in each Company Subsidiary free and clear of any and all Liens. The deposit accounts of the Bank are insured by the Federal Deposit Insurance Corporation (“FDIC”) to the fullest extent permitted by the Federal Deposit Insurance Act, as amended (the “FDI Act”), and the rules and regulations of the FDIC thereunder, and all premiums and assessments required to be paid in connection therewith have been paid when due (after giving effect to any applicable extensions). The Company beneficially owns all of the outstanding capital securities of, and has sole control of, the Bank.

(c)               Capitalization.

(i)                 As of the date hereof, the authorized Capital Stock of the Company consists of (A) 50,000,000 shares of Class A Common Stock, $0.01 par value per share, (B) 10,000,000 shares of Class B Common Stock, $0.01 par value per share, and (C) 10,000,000 shares of Preferred Stock.

(ii)              As of the date hereof, without giving effect to the shares issued to the Investors pursuant to this Agreement, the Company had outstanding 3,513,478 shares of Class A Common Stock, no shares of Class B Common Stock and no shares of Preferred Stock. As of the date hereof, the Company has reserved 265,000 shares of Class A Voting Common Stock for issuance under or pursuant to the Company’s 2016 Amended and Restated Stock Option Plan (the “Company Option Plan”).

(iii)            All of the issued and outstanding shares of Capital Stock have been duly authorized and validly issued and are fully paid and nonassessable. None of the outstanding shares of Capital Stock or other securities of the Company or any of the Company Subsidiaries was issued, sold or offered by the Company or any Company Subsidiary in violation of the Securities Act or the securities or blue sky laws of any state or jurisdiction. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the shareholders of the Company may vote (“Voting Debt”) are issued and outstanding.

(iv)             As of the date of this Agreement, except for the outstanding awards under the Company Option Plan, the Company’s 2014 Associate Stock Purchase Plan or the Company’s Share Appreciation Rights Plan (collectively, the “Company Equity Plans”), the Company does not have any and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of, or securities or rights convertible into or exchangeable or exercisable for, any shares of Capital Stock or any other equity securities of the Company or Voting Debt or any securities representing the right to purchase or otherwise receive any shares of Capital Stock of the Company.

(v)               The issuance of the Company Stock in connection with the transactions contemplated by this Agreement has been duly authorized and such Company Stock, when issued and paid for in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable and free and clear of all Liens, other than restrictions on transfer imposed by applicable securities Laws, and shall not be subject to preemptive or similar rights. The Company has a sufficient number of authorized and unissued shares of Capital Stock for the purpose of issuance of the Company Stock pursuant to this Agreement.

(d)               Authorization; No Conflicts; Shareholder Approval.

(i)                 The Company has the corporate power and authority to execute and deliver this Agreement and the other Transaction Documents and to perform its obligations hereunder. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further approval or authorization is required on the part of the Company or its shareholders. The Board of Directors has unanimously approved the transactions contemplated by this Agreement. This Agreement and the other Transaction Documents have been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Investors, are the valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles (whether applied in equity or at law). There are no shareholder agreements, voting agreements, or other similar arrangements with respect to the Capital Stock to which the Company is a party or, to the Company’s Knowledge, between or among any of the Company’s shareholders.

(ii)              Neither the execution and delivery by the Company of this Agreement and the other Transaction Documents nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the Company with any of the provisions hereof or thereof, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or result in the loss of any benefit or creation of any right on the part of any third party under, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any liens, charges, adverse rights or claims, pledges, covenants, title defects, security interests or other encumbrances of any kind (“Liens”) upon any of the properties or assets of the Company or any Company Subsidiary, under any of the terms, conditions or provisions of (1) the certificate of incorporation or bylaws (or similar governing documents) of the Company and each Company Subsidiary or (2) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of the Company Subsidiaries is a party or by which it may be bound, or to which the Company or any of the Company Subsidiaries, or any of the properties or assets of the Company or any of the Company Subsidiaries may be subject, or (B) violate any Law applicable to the Company or any of the Company Subsidiaries or any of their respective properties or assets, except in the case of clauses (A)(2) and (B) for such violations, conflicts and breaches as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(e)               Governmental Consents. No Governmental Consents are necessary for the Company to execute and deliver this Agreement or the other Transaction Documents, to perform all obligations under this Agreement or the other Transaction Documents, or to consummate the Closing or any of the transactions contemplated by this Agreement or the other Transaction Documents, other than: (i) the filing with the Securities and Exchange Commission one or more registration statements in accordance with the requirements of the Registration Rights Agreement, if applicable, (ii) the filings required in accordance with Section 3.9 of this Agreement, (iii) the feedback required in accordance with Section 1.2(c)(ii)(H), and (iv) those that have been obtained prior to the date of this Agreement.

(f)                Litigation and Other Proceedings.

(i)                 Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there is no pending or, to the Knowledge of the Company, threatened claim, action, suit, arbitration, complaint, charge or investigation or proceeding (each an “Action”) against the Company or any Company Subsidiary or any of their respective assets, rights or properties, nor is the Company or any Company Subsidiary a party or named as subject to the provisions of any order, writ, injunction, settlement, judgment or decree of any Governmental Entity, and, to the Knowledge of the Company, there is no basis for any of the foregoing. Neither the Company nor the Bank, nor, to the Knowledge of the Company, any director or executive officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

(ii)              Neither the Company nor the Bank is a party to any pending, or, to the Knowledge of the Company, threatened Action or subject to any order, judgment or decree, which challenges the legality, validity or enforceability of this Agreement or the issuance of the Company Stock.

(g)               Financial Statements. True, correct and complete copies of (i) the unaudited consolidated balance sheet of the Company and the Company Subsidiaries and the related consolidated statements of operations, changes in stockholders’ equity and cash flows, together with the notes thereto, as of and for the nine-month period ended September 30, 2016 and (ii) the audited consolidated balance sheets of the Company and the Company Subsidiaries and the related consolidated statements of operations, changes in shareholders’ equity and cash flows, together with the notes thereto, as of and for the fiscal year periods ended December 31, 2015 and December 31, 2014 (the “Company Financial Statements”) have been Previously Disclosed. Each of the Company Financial Statements (i) have been prepared from, and are in accordance with, the books and records of the Company and the Company Subsidiaries, (ii) have been complied, as of the dates therein stated, in all material respects with applicable accounting requirements, (iii) have been prepared in accordance with GAAP applied on a consistent basis and (iv) present fairly in all material respects the consolidated financial position of the Company and the Company Subsidiaries at the dates stated therein and the consolidated results of operations, changes in shareholders’ equity and cash flows of the Company and the Company Subsidiaries for the periods stated therein. There is no transaction, arrangement, or other relationship between the Company (or any Company Subsidiary) and an unconsolidated or other off-balance sheet entity that is not reflected in the Company Financial Statements, other than financial instruments entered into in the Ordinary Course of Business.

(h)               Accounting Matters.

(i)                 Each of the Company and each Company Subsidiary has established and maintains a system of internal control over financial reporting that is effective to provide reasonable assurance regarding the reliability of the Company’s and each Company Subsidiary’s financial reporting and the preparation of the Company’s and each Company Subsidiary’s financial statements for external purposes in accordance with GAAP. The Company has no Knowledge of (i) any significant deficiencies or material weaknesses in the design or operation of its internal control over financial reporting which are reasonably likely to adversely affect its ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting. To the Company’s Knowledge, no change in the Company’s or and any Company Subsidiary’s internal control over financial reporting that has occurred since December 31, 2015 that has materially affected, or that is reasonably likely to materially affect, the Company’s or the Bank’s internal control over financial reporting.

(ii)              Since December 31, 2015 (i) neither the Company nor any Company Subsidiary has received any material complaint, allegation, assertion or claim, written or oral, regarding the accounting or auditing practices, or internal procedures or accounting controls, methodologies or methods of the Company or any Company Subsidiary, including but not limited to any complaint, allegation, assertion or claim that the Company or any Company Subsidiary has engaged in any questionable accounting or auditing practice, or regarding any violation of the securities laws; and (ii) no attorney representing the Company or any Company Subsidiary has reported to their respective Boards of Directors, committee thereof, any member thereof or any executive officer, evidence of a material violation of the securities or banking laws, breach of fiduciary duty or similar violation by the Company or any Company Subsidiary or any of their respective officers, directors, employees or agents.

(i)                 Environmental Matters.  To the Company’s Knowledge, neither the Company nor any of the Company Subsidiaries (i) is in violation of any Law of any Governmental Entity relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, (iii) owns or operates any real property contaminated with any substance that is in violation of any Environmental Laws or (iv) is subject to any claim relating to any Environmental Laws; in each case, which violation, contamination, liability or claim has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim.  Except as would not result in a Material Adverse Effect, there are no circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products, polychlorinated biphenyls, prior manufacturing operations, dry-cleaning or automotive services) involving the Company or any of the Company Subsidiaries, or any currently or formerly owned or operated property of the Company or any of the Company Subsidiaries, that could reasonably be expected to result in any claim, liability, investigation, cost or restriction against the Company or any of the Company Subsidiaries, or result in any restriction on the ownership, use, or transfer of any property pursuant to any Environmental Law, or adversely affect the value of any currently owned property of the Company or any of the Company Subsidiaries.

(j)                 Risk Management Instruments. The Company and any Company Subsidiary have in place risk management policies and procedures designed to protect against risks of the type and in the amounts reasonably expected to be incurred by companies of similar sizes and in similar lines of business as the Company and any Company Subsidiary. All material derivative instruments, including swaps, caps, floors and option agreements entered into for the Company’s or any of the Company Subsidiaries’ own account were entered into (i) only in the Ordinary Course of Business, (ii) in accordance with prudent practices and in all material respects with all applicable Laws and (iii) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or any Company Subsidiary, as applicable, enforceable in accordance with its terms. Neither the Company nor, to the Knowledge of the Company, any other party thereto is in breach of any of its material obligations under any such agreement or arrangement.

(k)               No Undisclosed Liabilities. There are no liabilities of the Company or any of the Company Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, except for (i) liabilities adequately reflected or reserved against in accordance with GAAP in the Company’s Financial Statements and (ii) liabilities that have arisen in the Ordinary Course of Business since December 31, 2015 and that have not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(l)                 Mortgage Lending. The Company and each of the Company Subsidiaries have complied in all material respects with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated, purchased or serviced by the Company or any Company Subsidiary has satisfied, in all material respects (i) all Laws with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, or filing of claims in connection with mortgage loans, including all Laws relating to real estate settlement procedures, consumer credit protection, truth in lending Laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (ii) the responsibilities and obligations relating to mortgage loans set forth in any agreement between the Company and any Agency, Loan Investor or Insurer, (iii) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer and (iv) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan. No Agency, Loan Investor or Insurer has (A) claimed in writing that the Company or any Company Subsidiary has violated or has not complied with the applicable underwriting standards with respect to mortgage loans sold by the Company or any Company Subsidiary to a Loan Investor or Agency, or with respect to any sale of mortgage servicing rights to a Loan Investor, (B) imposed in writing restrictions on the activities (including commitment authority) of the Company or any Company Subsidiary, or (C) indicated in writing to the Company or any Company Subsidiary that it has terminated or intends to terminate its relationship with the Company or any Company Subsidiary for poor performance, poor loan quality, or concern with respect to the Company’s or any Company Subsidiary’s compliance with laws.

(m)             Bank Secrecy Act; Anti-Money Laundering; OFAC; and Customer Information. To the Company’s Knowledge, the Company and each Company Subsidiary have operated in compliance, in all material respects, with the Bank Secrecy Act of 1970, as amended, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the USA PATRIOT Act), any order or regulation issued by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), or any other applicable anti-money laundering or anti-terrorist-financing statute, rule or regulation. The Company is not aware of any facts or circumstances that would cause it to believe that any nonpublic customer information has been disclosed to or accessed by an unauthorized third party in a manner that would cause the Company to undertake any material remedial action. The Company and each of the Company Subsidiaries have adopted and implemented an anti-money laundering program designed to provide appropriate customer identification verification procedures that comply with the USA PATRIOT Act and such anti-money laundering program meets the requirements in all material respects of Section 352 of the USA PATRIOT Act and the regulations thereunder, and they have complied in all respects with any requirements to file reports and other necessary documents as required by the USA PATRIOT Act and the regulations thereunder. The Company will not directly or indirectly use the proceeds of the sale of the Company Stock pursuant to transactions contemplated by this Agreement, or lend, contribute or otherwise make available such proceeds to any Company Subsidiary, joint venture partner or other Person, towards any sales or operations in any country appearing on the OFAC Specially Designated Nationals List (“SDN List”) or for the purpose of financing the activities of any Person currently appearing on the SDN List.

(n)               Certain Payments. Neither the Company nor any of the Company Subsidiaries, nor any directors, officers, nor to the Knowledge of the Company, employees or any of their Affiliates or any other Person who to the Knowledge of the Company is associated with or acting on behalf of the Company or any of the Company Subsidiaries has directly or indirectly (i) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment in material violation of any Law to any Person, private or public, regardless of form, whether in money, property, or services (A) to obtain favorable treatment in securing business for the Company or any of the Company Subsidiaries, (B) to pay for favorable treatment for business secured by the Company or any of the Company Subsidiaries, or (C) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any of the Company Subsidiaries or (ii) established or maintained any fund or asset with respect to the Company or any of the Company Subsidiaries that was required by Law or GAAP to have been recorded and was not recorded in the books and records of the Company or any of the Company Subsidiaries.

(o)               Absence of Certain Changes. Since December 31, 2015 and except as required or contemplated by the terms of this Agreement, (i) the Company and the Company Subsidiaries have conducted their respective businesses in all material respects in the Ordinary Course of Business, (ii) none of the Company or any Company Subsidiary has issued any securities (other than Capital Stock and options and other equity-based awards issued prior to the date of this Agreement pursuant to the Company Equity Plans and reflected in the numbers set forth in Section 2.2(c)), (iii) the Company has not made or declared any distribution in cash or in kind to its shareholders or repurchased any shares of its Capital Stock (other than 20,000 shares repurchased in 2016), (iv) through (and including) the date of this Agreement, no fact, event, change, condition, development, circumstance or effect has occurred that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (v) there has not been any change in the nature of the business, results of operations, assets, financial condition, method of accounting or accounting practice, or manner or conduct of the business of the Company and the Bank that has had, or may reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or on the ability of the Company to consummate the transactions contemplated hereby; and (vi) no material default (or event which, with notice or lapse of time, or both, would constitute a material default) exists on the part of the Company or any Company Subsidiary in the due performance and observance of any term, covenant or condition of any agreement to which the Company or any Company Subsidiary is a party and which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(p)               Compliance with Laws. The Company and each Company Subsidiary have all material permits, licenses, franchises, authorizations, orders and approvals of, and have made all filings, applications and registrations with, Governmental Entities that are required in order to permit them to own or lease their properties and assets and to carry on their business as presently conducted and that are material to the business of the Company and each Company Subsidiary. The Company and each Company Subsidiary have complied in all respects and (i) are not in default or violation in any respect of, (ii) are not, to the Company’s Knowledge, under investigation with respect to, and (iii) have not, to the Company’s Knowledge, been threatened to be charged with or given notice of any violation of, any applicable domestic (federal, state or local) or foreign law, statute, ordinance, license, rule, regulation, policy or guideline, order, demand, writ, injunction, decree or judgment of any Governmental Entity (each, a “Law”), other than such noncompliance, defaults or violations as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No Governmental Entity has placed any material restriction on the business or properties of the Company or any of the Company Subsidiaries. As of the date hereof, the Bank has a Community Reinvestment Act rating of “satisfactory.”

(q)               Regulatory Agencies.

(i)                 The Company and the Company Subsidiaries (i) are not subject to any cease-and-desist or other similar order or enforcement action issued by, (ii) are not a party to any written agreement, consent agreement or memorandum of understanding with, and (iii) are not a party to any commitment letter or similar undertaking to maintain capital ratios above the regulatory minimum. Since December 31, 2015, neither the Company nor any of the Company Subsidiaries has adopted any board resolutions at the request of any Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its operations or business (each item in the two previous sentences being referred to herein as a “Regulatory Agreement”), nor has the Company nor any of the Company Subsidiaries been advised since December 31, 2015 by any Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Regulatory Agreement.

(ii)              As of December 31, 2016, the Company and each Company Subsidiary had filed, since that date have filed, and subsequent to the date hereof will file, all reports, registrations and statements, if any, together with any amendments required to be made with respect thereto, that were and are required to be filed with (i)  the Federal Reserve Board, (ii) the FDIC, and (iii) the Florida Office of Financial Regulation (“FLOFR”) (all such reports and statements are collectively referred to herein as the “Company Reports). As of their respective dates, the Company Reports complied and will comply in all material respects with all the statutes, rules and regulations enforced or promulgated by the Governmental Entity with which they were filed and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. There are no outstanding comments from any Governmental Entity with respect to any Company Reports.

(iii)            All documents which the Company is responsible for filing with any Governmental Entity in connection with the transactions contemplated by this Agreement will comply as to form in all material respects with the provisions of applicable Law.

(r)                The Bank. No shares of Capital Stock of the Bank are or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relative to, or concerning securities or rights convertible into, or exchangeable for, shares of any class of Capital Stock of the Bank, and there are no other contracts, commitments, understandings or arrangements by which the Bank is bound to issue, or the Company is bound to cause the Bank to issue, additional shares of its Capital Stock or options, warrants, scrip, rights to purchase or acquire, or securities or rights convertible into or exchangeable for, any additional shares of its Capital Stock. All of the shares of Capital Stock of the Bank so owned by the Company are fully paid and non-assessable and are owned by it free and clear of any Liens or agreement with respect thereto. The Bank is a commercial bank duly organized, validly existing and in good standing under the laws of the State of Florida and has the corporate power and authority and all necessary federal, state, local and foreign authorizations to own or lease its properties and assets and to carry on its business as it is now being conducted.

(s)                Adequate Capitalization. The Bank meets or exceeds the standards necessary to be considered “well capitalized” under the FDIC’s regulatory framework for prompt corrective action and is in compliance with all minimum capital adequacy requirements of the FDIC and the FLOFR, as applicable. The Company is in compliance with all applicable minimum capital adequacy requirements of the Federal Reserve Board. The Company and the Bank have not received written notice of any facts or circumstances in existence, which would cause the Company or the Bank to be deemed to be not in compliance with applicable minimum capital adequacy requirements.

(t)                 Contracts. The Company has provided to each Investor that has made a request (including via access in any virtual data room) or such Investor’s representatives true, correct and complete copies of each of the following to which the Company or any Company Subsidiary is a party, each of which has been Previously Disclosed (each, a “Material Contract”):

(i)                 any contract or agreement relating to indebtedness of the Company or any Company Subsidiary for borrowed money, letters of credit, capital lease obligations, obligations secured by a Lien or interest rate or currency hedging agreements (including guarantees in respect of any of the foregoing, but in any event excluding trade payables, securities transactions and brokerage agreements arising in the Ordinary Course of Business, intercompany indebtedness and immaterial leases for telephones, copy machines, facsimile machines and other office equipment) in excess of $300,000, except for those issued in the Ordinary Course of Business;

(ii)              any contract or agreement limiting, in any material respect, the ability of the Company or any of the Company Subsidiaries to engage in any line of business or to compete, whether by restricting territories, customers or otherwise, or in any other material respect, with any Person;

(iii)            any contract or agreement that concerns the sale or acquisition of any material portion of the Company’s business;

(iv)             any alliance, cooperation, joint venture, shareholders, partnership or similar agreement involving a sharing of profits or losses relating to the Company or any Company Subsidiary;

(v)               any contract or agreement involving annual payments in excess of $300,000 that cannot be cancelled by the Company or a Company Subsidiary without penalty on not more than 60 days’ notice;

(vi)             any material hedge, collar, option, forward purchasing, swap, derivative or similar agreement, understanding or undertaking;

(vii)          any contract or agreement with respect to the employment or service of any current or former directors, officers, employees or consultants of the Company or any of the Company Subsidiaries other than, with respect to non-executive employees and consultants, in the Ordinary Course of Business; and

(viii)        any contract or agreement containing any (x) non-competition or exclusive dealing obligations or other obligation which purports to limit or restrict in any respect the ability of the Company or any Company Subsidiary to solicit customers or the manner in which, or the localities in which, all or any portion of the business of the Company or the Company Subsidiaries is or can be conducted, or (y) right of first refusal or right of first offer or similar right that limits or purports to limit the ability of the Company or any of the Company Subsidiaries to own, operate, sell, transfer, pledge or otherwise dispose of any material assets or business.

Each Material Contract (A) is legal, valid and binding on the Company and the Company Subsidiaries which are a party to such contract, (B) is in full force and effect and enforceable in accordance with its terms and (C) will continue to be legal, valid, binding, enforceable, and in full force and effect in all material respects following the consummation of the transactions contemplated by this Agreement. Neither the Company nor any of the Company Subsidiaries, nor to the Knowledge of the Company, any other party thereto is in material violation or default under any Material Contract. No benefits under any Material Contract will be increased, and no vesting of any benefits under any Material Contract will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, nor will the value of any of the benefits under any Material Contract be calculated on the basis of any of the transactions contemplated by this Agreement. The Company and the Company Subsidiaries, and to the Knowledge of the Company, each of the other parties thereto, have performed in all material respects all material obligations required to be performed by them under each Material Contract, and to the Knowledge of the Company, no event has occurred that with notice or lapse of time would constitute a material breach or default or permit termination, modification, or acceleration, under the Material Contracts.

(u)               Insurance. The Company and each of the Company Subsidiaries are presently insured, and have been insured for at least the past two years, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All of the policies, bonds and other arrangements providing for the foregoing (the “Company Insurance Policies”) are in full force and effect, the premiums due and payable thereon have been timely paid and there is no material breach or default (and no condition exists or event has occurred that, with the giving of notice or lapse of time or both, would constitute such a material breach or default) by the Company or any of the Company Subsidiaries under any of the Company Insurance Policies or, to the Knowledge of the Company, by any other party to the Company Insurance Policies. Neither the Company nor any of the Company Subsidiaries has received any written notice of cancellation or non-renewal of any Company Insurance Policy nor, to the Knowledge of the Company, is the termination of any of the Company Insurance Policies threatened in writing by the insurer, and there is no material claim for coverage by the Company, or any of the Company Subsidiaries, pending under any of such Company Insurance Policies as to which coverage has been denied or disputed by the underwriters of such Company Insurance Policies or in respect of which such underwriters have reserved their rights.

(v)               Title. The Company and the Company Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and valid title to all material personal property owned by them, in each case free and clear of all Liens, except for Liens which do not materially affect the value of such property or do not interfere with the use made and proposed to be made of such property by the Company or any Company Subsidiary. Any real property and facilities held under lease by the Company or the Company Subsidiaries are valid, subsisting and enforceable leases with such exceptions that are not material and do not interfere with the use made and proposed to be made of such property and facilities by the Company or the Company Subsidiaries.

(w)             Patents and Trademarks.  The Company and the Company Subsidiaries own, possess, license, or have other rights to use all domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, inventions, trade secrets, technology, internet domain names, know-how, and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as now conducted or as proposed to be conducted except where the failure to own, possess, license, or have such rights would not have or reasonably be expected to have a Material Adverse Effect.  Except where such violations or infringements would not have or reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (a) there are no rights of third parties to any such Intellectual Property, (b) there is no infringement by third parties of any such Intellectual Property, (c) there is no pending or threatened action, suit, proceeding, or claim by others challenging the Company’s and its Subsidiary’s rights in or to any such Intellectual Property, (d) there is no pending or threatened action, suit, proceeding, or claim by others challenging the validity or scope of any such Intellectual Property, and (e) there is no pending or threatened action, suit, proceeding, or claim by others that the Company and/or any of the Company Subsidiaries infringes or otherwise violates any patent, trademark, copyright, trade secret, or other proprietary rights of others.

(x)               Employee Benefits.

(i)                 The Company has Previously Disclosed each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including multiemployer plans within the meaning of Section 3(37) of ERISA), and all stock purchase, stock option, severance, employment, change-in-control, fringe benefit, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise), whether formal or informal, oral or written, under which (A) any current or former employee or director of the Company or any of the Company Subsidiaries (the “Company Employees”) has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of the Company Subsidiaries or (B) the Company or any Company Subsidiary has had or has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the “Benefit Plans.”

(ii)              (A) Each Benefit Plan has been established and administered in all material respects in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other Laws; (B) the contributions made to, and benefits provided by, each Benefit Plan are eligible for the tax treatment accorded to them by the Company and each Company Subsidiary; and (C) no non-exempt “prohibited transaction” (as such term is defined in Section 406 of ERISA and Section 4975 of the Code) has been engaged in by the Company or any Company Subsidiary with respect to any Benefit Plan that has or is expected to result in any material liability.

(iii)            Neither Company nor any trade or business (whether or not incorporated) which together with the Company is treated as a single employer under Section 4001(b) of ERISA and any of their predecessors: (A) maintains or has ever maintained a plan subject to Title IV of ERISA or Section 412 of the Code; (B) has had or has any obligation to contribute or other liability with respect to a multiemployer plan, as defined in Sections 3(37)(A) and 4001(a)(3) of ERISA; (C) maintains or has ever maintained a multiple employer welfare arrangement within the meaning of Section 3(40) of ERISA; or (D) has had or has any liability or obligation to provide retiree or post-termination of employment health or life benefits, except as required under Part 6 of ERISA, Section 4980B of the Code or any similar state law.

(y)               Taxes.

(i)                 All Tax Returns required to be filed by, or on behalf of, Company or the Company Subsidiaries have been timely filed, or will be timely filed, in accordance with all applicable Laws, and all such Tax Returns were, at the time of filing, complete and correct in all material respects. The Company and the Company Subsidiaries have timely paid all material Taxes due and payable (whether or not shown on such Tax Returns), or, where payment is not yet due, have made adequate provisions in accordance with GAAP. There are no Liens with respect to Taxes upon any of the assets or properties of the Company or any of the Company Subsidiaries other than with respect to Taxes not yet due and payable. The Company reasonably believes that neither it nor the Bank has or will have any material liability for any such Taxes in excess of the amounts so paid or reserved or accruals so established. Neither the Company nor any Company Subsidiary is delinquent in the payment of any material Tax, has not requested any extension of time within which to file any Tax Returns in respect of any fiscal year which have not since been filed or has participated in any “reportable transaction” within the meaning of Treasury Regulation 1.6011-4.

(ii)              No material deficiencies for any Tax have been assessed (tentatively or definitively) or, to the Company’s Knowledge, proposed or asserted against the Company or any Company Subsidiary which have not been settled and paid and, as of the date of this Agreement, no requests for waivers of the time to assess any Tax, or waivers of the statutory period of limitation, are pending or have been granted, and the Company and each Company Subsidiary do not have in effect any currently effective power of attorney or authorization to any Person to represent it in connection with any Taxes. No issue has been raised with the Company by any federal, state, local or foreign Governmental Entity in connection with an audit or examination of the Tax Returns, or the business or properties of the Company and each Company Subsidiary which has not been settled, resolved and fully satisfied. No claim has ever been made by any Governmental Entity in a jurisdiction where the Company or a Company Subsidiary does not file Tax Return that the Company or the Company Subsidiary is or may be subject to taxation by that jurisdiction.

(iii)            The Company and each Company Subsidiary have paid (or have had paid on their behalf) or have withheld and remitted to the appropriate Governmental Entity all material Taxes due and payable, or, where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse) in accordance with GAAP an adequate accrual for all Taxes through the end of the last period for which the Company and each Company Subsidiary ordinarily record items on their respective books. The Company and each Company Subsidiary have withheld or collected from each payment made to its employees the amount of all Taxes required to be withheld or collected therefrom, and have paid the same to the proper tax officers or authorized depositories.

(iv)             Neither the Company nor any Company Subsidiary is a party to, or bound by, any agreement or arrangement relating to the apportionment, sharing, assignment, or indemnification or allocation of any Tax or Tax assets (other than an agreement or arrangement solely among the current members of a group the common parent of which is the Company) or has any liability for the Taxes of any Person including any former subsidiary of the Company or the Bank, other than the Company or the Bank, under (i) Treasury Regulation Section 1.1502-6 (or similar provision of federal, state or local law), (ii) any contract, (iii) any agreement, or (iv) any other arrangement.

(z)               Labor.

(i)                 Employees of the Company and the Company Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees. No labor organization or group of employees of the Company or any Company Subsidiary has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions presently pending or threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority, nor have there been in the last three years. There are no strikes, work stoppages, slowdowns, labor picketing lockouts, material arbitrations or material grievances, or other material labor disputes pending or, to the Knowledge of the Company, threatened against or involving the Company or any Company Subsidiary, nor have there been any in the past year.

(ii)              Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and the Company Subsidiaries are in compliance with all applicable Laws and requirements respecting employment and employment practices, terms and conditions of employment, collective bargaining, disability, immigration, health and safety, wages, hours and benefits, non-discrimination in employment, workers’ compensation and the collection and payment of withholding and/or payroll taxes and similar taxes.

(iii)            Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there is no charge or complaint pending or threatened before any Governmental Entity alleging unlawful discrimination in employment practices, unfair labor practices or other unlawful employment practices by the Company or any Company Subsidiary.

(aa)            Loan Portfolio.

(i)                 Each of the loans, including loans held for sale, of the Bank (“Loans): (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be; (ii) to the extent secured, has been secured by valid liens or security interests which have been perfected; and (iii) represents the legal, valid and binding obligation of the borrowers named therein, enforceable in accordance with its terms (including the validity, perfection and enforceability of any Lien, security interest or other encumbrance relating to such Loan), except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, and subject to general principles of equity which may limit the enforcement of certain remedies. For purposes of the foregoing sentence, it is agreed that the phrase “enforceable in accordance with its terms” shall not mean that the borrower or other obligor has the financial ability to repay a Loan or that the collateral is sufficient in value to result in payment of the Loan secured thereby.

(ii)              Each Loan of the Bank was made in material compliance with the provisions of applicable Law, including but not limited to the Real Estate Settlement Practices Act (“RESPA”), the Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, and the regulations promulgated thereunder, as well as the rules and regulations promulgated by the Consumer Financial Protection Bureau.

(iii)            No default (including any event or circumstance which with the passage of time or the giving of notice or both would constitute a default) in respect of any material provision (including any default in payment) of any Loan of the Bank exists, except as Previously Disclosed.

(bb)           Offering of Securities.

(i)                 Neither the Company nor any Person acting on its behalf has taken any action which would subject the offering, issuance or sale of any of the Company Stock to be issued pursuant to this Agreement to be subject to the registration requirements of the Securities Act. Neither the Company nor any Person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Company Stock pursuant to the transactions contemplated by this Agreement. Assuming the accuracy of each Investor’s representations and warranties set forth in this Agreement, no registration under the Securities Act is required for the offer and sale of the Company Stock by the Company to the Investors. Except for this Agreement and the related agreements referenced herein, the Company is not a party to or otherwise bound by any agreement with respect to the sale of its Capital Stock.

(ii)              Each offering circular, private placement memorandum or other securities offering document used by the Company in connection with the sale of Company Stock, and all other sales documentation relating thereto, did not, as of the respective dates thereof, contain any untrue or misleading statement of a material fact, and did not omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

(iii)            Assuming the accuracy of each Investor’s representations and warranties set forth in this Agreement, none of the Company, the Company’s Subsidiaries nor, to the Company’s Knowledge, any of its Affiliates or any Person acting on its behalf has, directly or indirectly, at any time within the past six months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Company Stock as contemplated hereby.

(iv)             To the Company’s Knowledge, following the exercise of reasonable care, no Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (“Disqualification Events”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act.  The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act.  “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company, any predecessor or affiliate of the Company, any director, executive officer, other officer participating in the offering, general partner or managing member of the Company, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the sale of the Company Stock, and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Shares (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.

(v)               The Company has not, and to the Company’s Knowledge, no one acting on its behalf has, taken, directly or indirectly, any action designed to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Company Stock.

(vi)             Other than the Letter Agreements and Registration Rights Agreements to be entered into with each of EJF, Mendon and BayBoston, the Company has no agreements or understandings (including, without limitation, side letters) with any Investor or other Person to purchase shares of Company Stock on terms more favorable to such Person than as set forth herein. Except for this Agreement and the Letter Agreements, the Company does not have any agreement or understanding with any Investor with respect to the transactions contemplated by the Transaction Documents. To the extent any Letter Agreements or additional agreements or modifications to the Transaction Documents have been entered into on or prior to the date hereof, the Company has provided each Investor with true and accurate copies of such Letter Agreements, other additional agreements or modified Transaction Documents into which it has entered.

(cc)            Investment Company Status. The Company is not, and upon consummation of the transactions contemplated by this Agreement will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated Person” of, or “promoter” or “principal underwriter” of, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(dd)           Affiliate Transactions. No officer, director, five percent (5%) shareholder or other Affiliate of the Company (or any Company Subsidiary), or any individual who, to the Knowledge of the Company, is related (including by marriage or adoption) to or shares the same home as any such Person, or any entity which, to the Knowledge of the Company, is controlled by any such Person (collectively, an “Insider”), is a party to any contract or transaction with the Company (or any Company Subsidiary) which pertains to the business of the Company (or any Company Subsidiary) or has any interest in any property, real or personal or mixed, tangible or intangible, used in or pertaining to the business of the Company (or any Company Subsidiary). The foregoing representation and warranty does not include deposits at the Company (or any Company Subsidiary) or loans of $250,000 or less made in the Ordinary Course of Business in compliance with Regulation O and other applicable Law.

(ee)            Anti-takeover Provisions Not Applicable. The Board of Directors has taken all necessary action to ensure that the transactions contemplated by this Agreement and the consummation of the transactions contemplated hereby will be exempt from any anti-takeover or similar provisions of the Company’s articles of incorporation and bylaws and any provisions of any applicable “moratorium”, “control share”, “fair price”, “interested shareholder” or other anti-takeover Laws and regulations of the jurisdiction of the Company’s incorporation.

(ff)              No Triggering Events. The transactions contemplated by this Agreement will not be deemed a Change in Control or constitute any other triggering event which would result in the (i) obligation of the Company or any of the Company Subsidiaries to make any payments under any employment, change in control or other agreements to which the Company or any of the Company Subsidiaries is a party or (ii) acceleration or vesting of any benefits under any employee benefit plan of the Company or any of the Company Subsidiaries.

(gg)           No Brokers. No broker, placement agent, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of the Company.

(hh)           Common Control. The Company is not and, after giving effect to the offering and sale of the Company Stock, will not be under the control (as defined in the BHCA and the Federal Reserve Board’s Regulation Y (12 C.F.R. Part 225) (“BHCA Control”),”) of any company (as defined in the BHCA and the Federal Reserve Board’s Regulation Y).  The Company is not in BHCA Control of any federally insured depository institution other than the Bank.  The Bank is not under the BHCA Control of any company (as defined in the BHCA and the Federal Reserve Board’s Regulation Y) other than Company.  Neither the Company nor the Bank controls, in the aggregate, more than five percent of the outstanding voting class, directly or indirectly, of any federally insured depository institution, except for the Company’s ownership of 100% of the capital stock of the Bank.  The Bank is not subject to the liability of any commonly controlled depository institution pursuant to Section 5(e) of the FDI Act.

For purposes of this Agreement, “Previously Disclosed” means information (i) set forth by the Company in the applicable section of its Disclosure Schedules or any other paragraph of its Disclosure Schedule (so long as it is reasonably clear from the context that the disclosure in such other paragraph of its Disclosure Schedule is also applicable to the section of this Agreement in question) or (ii) contained in the virtual data room maintained by the Company in connection with the transactions contemplated hereby to which the Investor was provided access.

2.3              Representations and Warranties of the Investors. Each Investor, for itself and no other Investor, hereby represents and warrants to the Company, as of the date hereof and as of the Closing Date (except for the representations and warranties that are as of a specific date which are made as of that date) that:

(a)               Organization and Authority. If the Investor is an entity, the Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would be reasonably expected to materially and adversely impair or delay its ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

(b)               Authorization; No Conflicts.

(i)                 The Investor has the necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder. With regard to each Investor that is not an individual, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by its board of directors, general partners, managers, investment committee, investment adviser or other authorized person, as the case may be, and no further approval or authorization by any of its shareholders, partners, members or other equity owners, as the case may be, is required. With regard to each Investor that is an individual, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized. This Agreement has been duly and validly executed and delivered by the Investor and, assuming due authorization, execution and delivery by the Company is the valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(ii)              Neither the execution, delivery and performance by the Investor of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by the Investor with any of the provisions hereof, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Liens upon any of the properties or assets of the Investor under any of the terms, conditions or provisions of (1) its certificate of incorporation or its similar governing documents, if applicable, or (2) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Investor is a party or by which the Investor may be bound, or to which the Investor or any of the properties or assets of the Investor may be subject, or (B) violate any Law applicable to the Investor or any of its properties or assets except in the case of clauses (A)(2) and (B) for such violations, conflicts and breaches as would not reasonably be expected to materially adversely affect the Investor’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

(c)               Governmental Consents. No Governmental Consents are necessary for the Investor to execute and deliver this Agreement or the other Transaction Documents, to perform all obligations under this Agreement or the other Transaction Documents, or to consummate the Closing or any of the transactions contemplated by this Agreement or the other Transaction Documents, other than: (i) the filing with the Securities Exchange Commission one or more registration statements in accordance with the requirements of the Registration Rights Agreement, if applicable, (ii) the filings required in accordance with Section 3.9 of this Agreement, (iii) the feedback required in accordance with Section 1.2(c)(ii)(H), and (iv) those that have been obtained prior to the date of this Agreement.

(d)               Purchase for Investment; Accredited Investor Status. The Investor acknowledges that the Company Stock to be purchased by the Investor pursuant to this Agreement has not been registered under the Securities Act or under any state securities laws and may not be resold or transferred by the Investor without such registration or appropriate reliance on any available exemption from such requirements. The Investor (i) is acquiring the Company Stock pursuant to an exemption from the registration requirements of the Securities Act and other applicable securities laws solely for investment with no present intention to distribute any of the Company Stock to any Person, (ii) will not sell or otherwise dispose of any of the Company Stock, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (iii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Company Stock and of making an informed investment decision and (iv) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act).

(e)               Brokers and Finders. Neither the Investor, nor its respective Affiliates nor any of their respective officers or directors, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Investor in connection with this Agreement or the transactions contemplated hereby.

(f)                Investment Decision. The Investor has independently evaluated the merits of its decision to purchase the Company Stock pursuant to this Agreement, and the Investor confirms that it has not relied on the advice of any other Person’s business or legal counsel in making such decision. The Investor understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Investor in connection with the purchase of the Company Stock constitutes legal, tax or investment advice. The Investor has consulted such accounting, legal, tax and investment advisors as it has deemed necessary or appropriate in connection with its purchase of the Company Stock. Except as Previously Disclosed and except for the Transaction Documents, there are no agreements or understandings with respect to the transactions contemplated by this Agreement and any of the Letter Agreements, as applicable, between the Investor or any of its Affiliates, on the one hand, and (i) any of the other shareholders of the Company or any of their respective Affiliates, in each case, the identity of which is known to the Investor, (ii) the Company or (iii) the Company Subsidiaries, on the other hand.

(g)               Financial Capability. At the Closing, the Investor shall have available all funds necessary to pay the Purchase Price and consummate the purchase of Company Stock on the terms and conditions contemplated by this Agreement.

(h)               Access to Information. The Investor acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Company Stock and the merits and risks of investing in the Company Stock; (ii) access to information about the Company and the Company Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the Investment.

(i)                 No Reliance. The Investor has not relied on any representation or warranty in connection with the Investment other than those contained in this Agreement.

(j)                 No Coordinated Acquisition. The Investor (i) reached its decision to invest in the Company Stock independently from any other Person known by the Investor to be a potential investor in the Company (any such person, a “Potential Investor”), (ii) is not affiliated with any other Potential Investor, (iii) is not advised or managed by an advisor or manager that advises or manages any other Potential Investor, (iv) has not entered into any agreement or understanding, whether written or not reduced to writing, with any other Potential Investor to act in concert for the purpose of exercising a controlling influence over the Company or any Company Subsidiaries, including any agreements or understandings regarding the voting or transfer of shares of the Company, (v) has not shared due diligence materials prepared by such Investor or any of its advisors or representatives with respect to the Company or any Company Subsidiaries with any other Potential Investor, (vi) has not been induced, nor has induced any other Potential Investor, to enter into the transactions contemplated by this Agreement by any other Potential Investor, (vii) was not notified of or provided the opportunity to enter into the transactions contemplated by this Agreement pursuant to the terms of any agreement or informal understanding with, or otherwise acting in concert with, any other Potential Investor and was not required by the terms of any agreement or informal understanding to so notify any other Potential Investor, (viii) is not a party to any formal or informal understanding with any other Potential Investor to make a coordinated acquisition of stock of the Company, and the investment decision of the Investor is not based on the investment decision of any other Potential Investor, (ix) is not a party to any formal or informal agreement or understanding concerning the appointment of any individual to the Board of Directors (other than as set forth in the Letter Agreements, as applicable), (x) has not engaged as part of a group consisting of substantially the same entities as the Potential Investors, in substantially the same combination of interests, in any additional banking or nonbanking activities or business ventures in the United States and (xi) will not pay any other Potential Investor any fee in connection with the transactions contemplated hereby.

(k)               No Advertisement. The Investor has not seen, received, been presented with, or been solicited by any leaflet, public promotional meeting, newspaper or magazine article or advertisement, radio or television advertisement, or any other form of advertising or general solicitation with respect to the purchase of Company Stock.

(l)                 Residency. The Investor’s residence or principal executive office, as applicable is set forth on such Investor’s signature page hereto.

(m)             Anti-Money Laundering Procedures. The Investor understands, acknowledges, represents and agrees that (i) the Investor is not the target of any sanction, regulation, or law promulgated by the Office of Foreign Assets Control, the Financial Crimes Enforcement Network or any other U.S. governmental entity (“U.S. Sanctions Laws”),”); (ii) the Investor is not owned by, controlled by, under common control with, or acting on behalf of any person that is the target of U.S. Sanctions Laws; (iii) the Investor is not a “foreign shell bank” and is not acting on behalf of a “foreign shell bank” under applicable anti-money laundering Laws and regulations; (iv) the Investor’s entry into this Agreement or consummation of the transactions contemplated hereby will not contravene U.S. Sanctions Laws or applicable anti-money laundering Laws or regulations; (v) the Investor will promptly provide to the Company or any regulatory or law enforcement authority such information or documentation as may be required to comply with U.S. Sanctions Laws or applicable anti-money laundering Laws or regulations; and (vi) the Company may provide to any regulatory or law enforcement authority information or documentation regarding, or provided by, the Investor for the purposes of complying with U.S. Sanctions Laws or applicable anti-money laundering laws or regulations.

ARTICLE 3

COVENANTS

3.1              Conduct of Business Prior to Closing. Except as otherwise expressly required or contemplated by this Agreement or applicable Law or in the performance of any Material Contract, or with the prior written consent of the Investors, between the date of this Agreement and the Closing, the Company shall, and the Company shall cause each Company Subsidiary to:

(a)               use commercially reasonable efforts to conduct its business only in the Ordinary Course of Business;

(b)               use commercially reasonable efforts to (i) preserve the present business operations, organization (including officers and employees) and goodwill of the Company and each Company Subsidiary and (ii) preserve business relationships with customers, suppliers, consultants and others having business dealings with the Company; provided, however, that nothing in this clause (b) shall place any limit on the ability of the Board of Directors to act, or require any actions, that the Board of Directors may, in good faith, determine to be inconsistent with their duties or the Company’s obligations under applicable Law or imposed by any Governmental Entity;

(c)               not knowingly take any action which would: (i) adversely affect the ability to obtain the necessary Governmental Consents required for the transactions contemplated hereby or (ii) adversely affect the ability to perform the covenants and agreements under this Agreement;

(d)               not amend, repeal or modify any provision of its articles of incorporation or bylaws; and

(e)               maintain the allowance for loan losses at a level which, in management’s reasonable and good faith determination, is adequate to absorb reasonably anticipated losses in the loan portfolio in accordance with GAAP and regulatory requirements, after taking charge-offs required in accordance with GAAP and regulatory requirements.

3.2              Confidentiality. From time to time, the Company may disclose or make available to the Investors information about the Company’s business affairs, products, services, confidential intellectual property, trade secrets, third-party confidential information and other sensitive or proprietary information, whether orally or in written, electronic or other form or media, and whether or not marked, designated or otherwise identified as “confidential” (collectively, “Confidential Information”). Each Investor shall: (A) protect and safeguard the confidentiality of the Company’s Confidential Information with at least the same degree of care as such Investor would protect its own Confidential Information, but in no event with less than a commercially reasonable degree of care; (B) not use the Company’s Confidential Information, or permit it to be accessed or used, for any purpose other than to exercise its rights or perform its obligations under this Agreement; and (C) not disclose any such Confidential Information to any person or entity, except to such Investor’s representatives who need to know the Confidential Information to assist the Investor, or act on its behalf, to exercise its rights or perform its obligations under the Agreement. The Investors shall be responsible for any breach of this Section 3.2 caused by their respective representatives. Upon the Company’s request, the Investors shall promptly return, and shall require their respective representatives to return to the Company all copies, whether in written, electronic or other form or media, of the Company’s Confidential Information, or destroy all such copies and certify in writing to the Disclosing Party that such Confidential Information has been destroyed. In addition to all other remedies available at law, the Company may seek equitable relief (including injunctive relief) against the Investors and their respective representatives to prevent the breach or threatened breach of this Section 3.2 and to secure its enforcement.

3.3              Filings; Other Actions. Investor, on the one hand, and the Company, on the other hand, will cooperate and consult with the other and use commercially reasonable efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Entities, and the expiration or termination of any applicable waiting period, necessary or advisable to consummate the transactions contemplated by this Agreement, and to perform the covenants contemplated hereby. Each party shall execute and deliver, both before and after the Closing, such further certificates, agreements and other documents, and shall take such other actions as the other party may reasonably request to consummate or implement such transactions contemplated by this Agreement or to evidence such events or matters. Investor and the Company will have the right to review in advance and, to the extent practicable, each will consult with the other, in each case, subject to applicable Laws relating to the exchange of information, all the information relating to such other party and any of their respective Affiliates which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement to which it will be party. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees to keep the other party apprised of the status of the matters referred to in this Section 3.3. Investor shall promptly furnish the Company, and the Company shall promptly furnish the Investor, to the extent permitted by applicable Law, with copies of written communications received by it or its Affiliates from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by this Agreement. For the avoidance of doubt, none of the foregoing obligations shall require Investor or any of its Affiliates to take any action that would (i) result in Investor or its Affiliates being deemed to control the Company for purposes of the BHCA or the cross-guaranty liability provisions of the FDI Act, (ii) require Investor or its Affiliates to register as a bank holding company, or (ii) result in the imposition of any Burdensome Condition.

3.4              Legend.

(a)               Each Investor agrees that all certificates or other instruments representing the Company Stock subject to this Agreement shall bear a legend substantially to the following effect, until such time as they are not required under Section 3.4(b):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE STATE SECURITIES LAWS OF ANY STATE.  WITHOUT REGISTRATION, THESE SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO COUNSEL FOR THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH LAWS.”

(b)               Upon request of an Investor, the Company shall promptly cause such legend to be removed from any certificate for any Company Stock to be so transferred if (i) such Company Stock is being transferred pursuant to a registration statement in effect with respect to such transfer or (ii) such Company Stock is being transferred pursuant to an exemption from registration under the Securities Act and applicable state laws subject to receipt by the Company of a reasonably acceptable legal opinion from counsel for such Investor who is reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act and applicable state laws. Each Investor acknowledges that the Company Stock has not been registered under the Securities Act or under any state securities laws and agrees that it shall not sell or otherwise dispose of any of the Company Stock, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws.

3.5              Certain Other Transactions.

(a)               Prior to the Closing, notwithstanding anything in this Agreement to the contrary, the Company shall not directly or indirectly effect or cause to be effected any transaction with a third party that would reasonably be expected to result in a Change in Control unless such third party shall have provided prior assurance in writing to each Investor (in a form that is reasonably satisfactory to such Investor) that the terms of this Agreement shall be fully performed (i) by the Company or (ii) by such third party if it is the successor of the Company or if the Company is its direct or indirect Subsidiary. For the avoidance of doubt, it is understood and agreed that, in the event that a Change in Control occurs on or prior to the Closing, each Investor shall maintain the right under this Agreement to acquire, pursuant to the terms and conditions of this Agreement, the Company Stock that is to be purchased by such Investor pursuant to this Agreement (or such other securities or property (including cash) into which the Company Stock that is to be purchased by Investor pursuant to this Agreement may have become exchangeable as a result of such Change in Control), as if the Closing had occurred immediately prior to such Change in Control.

(b)               In the event that, at or prior to the Closing, (i) the number of shares of Company Stock, or securities convertible or exchangeable into or exercisable for shares of Company Stock, issued and outstanding is changed as a result of any reclassification, stock split (including reverse split), stock dividend or distribution (including any dividend or distribution of securities convertible or exchangeable into or exercisable for shares of Company Stock), merger, tender or exchange offer or other similar transaction, or (ii) the Company fixes a record date that is at or prior to the Closing Date for the payment of any non-stock dividend or distribution on the Company Stock, then the number of shares of Company Stock to be issued to each Investor at the Closing under this Agreement, together with the applicable implied per share price, shall be equitably adjusted and/or the shares of Company Stock to be issued to such Investor at the applicable Closing under this Agreement shall be equitably replaced with shares of other stock or securities or property (including cash), in each case, to provide each Investor with substantially the same economic benefit from this Agreement as such Investor had prior to the applicable transaction. Notwithstanding anything in this Agreement to the contrary, in no event shall the Purchase Price or any component thereof, or the aggregate percentage of shares to be purchased by any Investor, be changed by the foregoing.

(c)               Notwithstanding anything in the foregoing to the contrary, the provisions of this Section 3.5 shall not apply to any issuance or sale of any Capital Stock, or any securities, options or debt that are convertible or exchangeable into Capital Stock, issued or sold by the Company in connection with: (a) a grant to any existing or prospective directors, officers or other employees, consultants or service providers of the Company or any Company Subsidiary pursuant to the Company Option Plan or similar equity-based plans or other compensation agreement; (b) the conversion or exchange of any securities of the Company into Capital Stock, or the exercise of any warrants or other rights to acquire Capital Stock; (c) any acquisition by the Company or any Company Subsidiary of any equity interests, assets, properties or business of any Person; (d) any merger, consolidation or other business combination involving the Company or any Company Subsidiary; (e) the commencement of any public offering or any transaction or series of related transactions involving a Change in Control; (f) any subdivision of Capital Stock (by a split of Capital Stock or otherwise), payment of stock dividend, reclassification, reorganization or any similar recapitalization; (g) a joint venture, strategic alliance or other commercial relationship with any Person relating to the operation of the Company’s or any Company Subsidiary’s business and not for the primary purpose of raising equity capital; or (h) a purchase of Capital Stock by an employee pursuant to the Company’s employee stock purchase plan.

3.6              Insurance. The Company shall maintain directors’ and officers’ liability insurance and fiduciary liability insurance with insurers of recognized financial responsibility in such amounts as the Board determines to be prudent and customary for the Company's business and operations.

3.7              Access to Information. From the date hereof until the Closing Date, the Company will permit, and cause the Bank to permit, Investor and its officers, employees, accountants, counsel and other representatives to visit and inspect, at Investor’s expense, the properties of the Company and the Bank, and to examine the corporate books of the Company and the Bank and discuss the affairs, finances and accounts of the Company and the Bank with the officers and employees of the Company, all upon reasonable notice and at such reasonable times and as often as the Investor may reasonably request. Any investigation pursuant to this Section 3.7 shall be conducted during normal business hours and in such a manner as not to interfere unreasonably with the conduct of the business of the Company, and nothing herein shall require the Company or the Bank to disclose any information to the extent (1) prohibited by applicable Law or regulation, (2) that the Company reasonably believes such information to be competitively sensitive proprietary information (except to the extent Investor provides assurances acceptable to the Company that such information shall not be used by Investor or its Affiliates to compete with the Company or the Bank), or (3) that such disclosure would reasonably be expected to cause a violation of any agreement to which the Company or any Company Subsidiary is a party or would cause a risk of a loss of privilege to the Company or any Company Subsidiary (provided that the Company shall use commercially reasonable efforts to make appropriate substitute disclosure arrangements under circumstances where the restrictions in clauses (1) or (3) apply).

3.8              Tax Matters. The Company will pay any and all Transfer Taxes incurred in connection with this Agreement and the issuance and purchase of the Company Stock purchased as part of the Investment. The Company shall timely make all filings, Tax Returns, reports and forms relating to such Transfer Taxes as may be required to comply with the provisions of such Transfer Tax laws. “Transfer Taxes” means transfer, documentary, sales, use, registration and other such taxes (including all applicable real estate transfer taxes).

3.9              Form D and Blue Sky. The Company agrees to timely file a Form D with respect to the Company Stock as required under Regulation D. Investor agrees to timely provide Company with any and all needed information in connection with Company’s preparation and filing of a Form D. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the applicable Company Stock for sale to the Investors at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification).  The Company shall make all filings and reports relating to the offer and sale of the Company Stock required under applicable securities or blue sky laws of the states of the United States following the Closing Date.

ARTICLE 4

TERMINATION

4.1              Termination. This Agreement may be terminated prior to the Closing:

(a)               by mutual written agreement of the Company and any Investor (with respect to itself only);

(b)               by any the Company or any Investor (with respect to itself only), upon written notice to the non-terminating parties, in the event that the Closing does not occur on or before the date that is 120 days after the date of this Agreement; provided, however, that the right to terminate this Agreement pursuant to this Section 4.1(b) shall not be available to any party or parties whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

(c)               by any Investor (with respect to itself only), upon written notice to the Company, if (i) there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 1.2(c)(ii)(A) would not be satisfied and (ii) such breach or condition is not curable or, if curable, is not cured prior to the date that would otherwise be the Closing Date in absence of such breach or condition; provided that this Section 4.1(c) shall only apply if the Investor is not in material breach of any of the terms of this Agreement;

(d)               by any Investor (with respect to itself only), if such Investor or any of its Affiliates receives written notice from or is otherwise advised by a Governmental Entity that it will not grant (or intends to rescind or revoke if previously approved) any required regulatory approval or receives written notice from such Governmental Entity that it will not grant such required regulatory approval on the terms contemplated by this Agreement without imposing any Burdensome Condition;

(e)               by the Company, upon written notice to any Investor, if (i) there has been a breach of any representation, warranty, covenant or agreement made by such Investor in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 1.2(c)(iii)(A) would not be satisfied and (ii) such breach or condition is not curable or, if curable, is not cured prior to the date that would otherwise be the Closing Date in absence of such breach or condition; provided that this Section 4.1(e) shall only apply if the Company is not in material breach of any of the terms of this Agreement;

(f)                by the Company or any Investor (with respect to itself only) if it becomes impossible to satisfy the conditions contained in Section 1.2(c)(i), by the Company if it becomes impossible to satisfy the conditions contained in Section 1.2(c)(iii), or by any Investor (with respect to itself only) if it becomes impossible to satisfy the conditions contained in Section 1.2(c)(ii);

(g)               by any Investor (with respect to itself only), in the event the Company enters into a definitive agreement with a third party that would reasonably be expected to result in a Change in Control of the Company;

(h)               by any Investor (with respect to itself only), if such Investor or its Affiliates receives written notice from or is otherwise advised by the Federal Reserve Board that the Federal Reserve Board will not issue a determination (formal or informal) that such Investor will not be deemed in control of the Company for purposes of the BHCA or that it will not make such determination without the imposition of a Burdensome Condition, or otherwise indicates that it will deem Investor or any of its Affiliates to control the Company for purposes of the BHCA; or

(i)                 by the Company or any Investor (with respect to itself only), upon written notice to the non-terminating parties, in the event that any Governmental Entity shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement, and such order, decree, injunction or other action shall have become final and nonappealable.

4.2              Effects of Termination. In the event of any termination of this Agreement as provided in Section 4.1, this Agreement (other than Section 3.2, this Article 4 and Article 6 of this Agreement, which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect; provided that nothing herein shall relieve any party from liability for fraud or willful breach of this Agreement.

ARTICLE 5

INDEMNITY

5.1              Indemnification by the Company. In addition to the indemnity provided in the Registration Rights Agreement, if applicable, after the Closing, and subject to Sections 5.3 and 5.4, the Company shall indemnify, defend and hold harmless to the fullest extent permitted by Law each Investor and its Affiliates, and their successors and assigns, officers, directors, shareholders partners, members, agents, investment advisors, and employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), as applicable (the “Investor Indemnified Parties”), against, and reimburse any of the Investor Indemnified Parties for, all Losses that any of the Investor Indemnified Parties may at any time suffer or incur, or become subject to, as a result of or in connection with (i) the inaccuracy or breach of any representation or warranty made by the Company in this Agreement or any certificate delivered pursuant hereto, (ii) any breach or failure by the Company to perform any of its covenants or agreements contained in this Agreement, (iii) any action instituted against an Investor Indemnified Party in any capacity, or any of them or their respective affiliates, by any shareholder of the Company who is not an affiliate of such Investor Indemnified Party, with respect to any of the transactions contemplated by this Agreement, and (iv) any actions involving the Company arising out of or related to any event, fact, change, occurrence, development or condition prior to the Closing Date. Notwithstanding anything herein to the contrary, the obligations of the Company under this Section 5.1(a) shall not be applicable to or inure to the benefit of any transferee of the Company Stock sold pursuant to this Agreement who is not an Affiliate of an Investor.

5.2              Indemnification by the Investors. After the Closing, and subject to Sections 5.3 and 5.4, each Investor shall indemnify, defend and hold harmless to the fullest extent permitted by Law the Company, its Affiliates and their respective successors and assigns, officers, directors, partners, members and employees (collectively, the “Company Indemnified Parties”) against, and reimburse any of the Company Indemnified Parties for, all Losses that the Company Indemnified Parties may at any time suffer or incur, or become subject to, as a result of or in connection with (i) the inaccuracy or breach of any representation or warranty made by such Investor in this Agreement or any certificate delivered pursuant hereto or (ii) any breach or failure by such Investor to perform any of its covenants or agreements contained in this Agreement.

5.3              Notification of Claims.

(a)               Any Person that may be entitled to be indemnified under this Article 5 (the “Indemnified Party”) shall promptly notify the party or parties liable for such indemnification (the “Indemnifying Party”) in writing of any claim in respect of which indemnity may be sought hereunder, including any pending or threatened claim or demand by a third party that the Indemnified Party has determined has given or could reasonably give rise to a right of indemnification under this Agreement (including a pending or threatened claim or demand asserted by a third party against the Indemnified Party) (each, a “Third Party Claim”), describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or demand; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Agreement except to the extent that the Indemnifying Party is materially prejudiced by such failure. The parties agree that notices for claims in respect of a breach of a representation, warranty, covenant or agreement must be delivered prior to the expiration of any applicable survival period specified in Section 6.1 for such representation, warranty, covenant or agreement; provided, that if, prior to such applicable date, a party hereto shall have notified the other parties hereto in accordance with the requirements of this Section 5.3(a) of a claim for indemnification under this Agreement (whether or not formal legal action shall have been commenced based upon such claim), such claim shall continue to be subject to indemnification in accordance with this Agreement notwithstanding the passing of such applicable date.

(b)               Upon receipt of a notice of a claim for indemnity from an Indemnified Party pursuant to Section 5.3(a) in respect of a Third Party Claim, the Indemnifying Party may, by notice to the Indemnified Party delivered within twenty (20) Business Days of the receipt of notice of such Third Party Claim, assume the defense and control of any Third Party Claim, with its own counsel reasonably acceptable to the Indemnified Party and at its own expense. The Indemnified Party shall have the right to employ counsel on its own behalf for, and otherwise participate in the defense of, any such Third Party Claim, but the fees and expenses of its counsel will be at its own expense unless (A) the employment of counsel by the Indemnified Party at the Indemnifying Party’s expense has been authorized in writing by the Indemnifying Party, as applicable, (B) the Indemnified Party reasonably believes there may be a conflict of interest between the Indemnified Party and the Indemnifying Party in the conduct of the defense of such Third Party Claim, (C) the Indemnified Party reasonably believes there are legal defenses available to it that are different from, additional to or inconsistent with those available to the Indemnifying Party, or (D) the Indemnifying Party has not in fact employed counsel to assume the defense of such Third Party Claim within a reasonable time after receipt of notice of the commencement of such Third Party Claim, in each of which cases the fees and expenses of such Indemnified Party’s counsel shall be at the expense of the Indemnifying Party; provided, however, that in the event any Investor Indemnified Party is similarly situated with any other Investor Indemnified Party with respect to any Third Party Claim, and does not have any conflict of interest with such Person in the conduct of the defense of such Third Party Claim or have legal defenses available to it that are different from, additional to or inconsistent with those available to such Person, such Investor Indemnified Party shall be required to employ the same counsel as such Person and the Company shall be responsible for the fees and expenses of only one such counsel for such Investor Indemnified Party and such other Person or Persons (assuming any of clauses (A) through (D) is satisfied). The Indemnified Party may take any actions reasonably necessary to defend such Third Party Claim prior to the time that it receives a notice from the Indemnifying Party as contemplated by the immediately preceding sentence. The Indemnified Party shall, and shall cause each of their Affiliates and representatives to, use reasonable best efforts to cooperate with the Indemnifying Party in the defense of any Third Party Claim. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which shall not be unreasonably withheld), consent to a settlement, compromise or discharge of, or the entry of any judgment arising from, any Third Party Claim, unless such settlement, compromise, discharge or entry of any judgment does not involve any statement, finding or admission of any fault, culpability, failure to act, violation of Law or admission of any wrongdoing by or on behalf of the Indemnified Party, and the Indemnifying Party shall (i) pay or cause to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness of such settlement or judgment (unless otherwise provided in such judgment), (ii) not encumber any of the assets of any Indemnified Party or agree to any restriction or condition that would apply to or materially adversely affect any Indemnified Party or the conduct of any Indemnified Party’s business and (iii) obtain, as a condition of any settlement, compromise, discharge, entry of judgment (if applicable), or other resolution, a complete and unconditional release of each Indemnified Party in form and substance reasonably satisfactory to such Indemnified Party from any and all liabilities in respect of such Third Party Claim. An Indemnified Party shall not settle, compromise or consent to the entry of any judgment with respect to any claim or demand for which it is seeking indemnification from the Indemnifying Party or admit to any liability with respect to such claim or demand without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed); provided that such consent shall not be required if the Indemnifying Party has not fulfilled any material obligations under this Section 5.3(b).

(c)               In the event any Indemnifying Party receives a notice of a claim for indemnity from an Indemnified Party pursuant to Section 5.3(a) that does not involve a Third Party Claim, the Indemnifying Party shall notify the Indemnified Party within twenty (20) Business Days following its receipt of such notice whether the Indemnifying Party disputes its liability to the Indemnified Party under this Agreement. The Indemnified Party shall reasonably cooperate with and assist the Indemnifying Party in determining the validity of any such claim for indemnity by the Indemnified Party.

5.4              Indemnification Payment. In the event a claim or any Action for indemnification hereunder has been finally determined, the amount of such final determination shall be paid by the Indemnifying Party to the Indemnified Party on demand in immediately available funds; provided, however, that any reasonable and documented out-of-pocket expenses incurred by the Indemnified Party as a result of such claim or Action shall be reimbursed promptly by the Indemnifying Party upon receipt of an invoice describing such costs incurred by the Indemnified Party. A claim or an Action, and the liability for and amount of damages therefor, shall be deemed to be “finally determined” for purposes of this Agreement when the parties hereto have so determined by mutual agreement or, if disputed, when a final non-appealable judicial order has been entered into with respect to such claim or Action.

5.5              Exclusive Remedies. Each party hereto acknowledges and agrees that following the Closing, the indemnification provisions hereunder shall be the sole and exclusive remedies of the parties hereto for any breach of the representations, warranties or covenants contained in the this Agreement. No investigation of the Company by the Investor, or of the Investor by the Company, whether prior to or after the date of this Agreement, shall limit any Indemnified Party’s exercise of any right hereunder or be deemed to be a waiver of any such right. The parties agree that any indemnification payment made pursuant to this Agreement shall be treated as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

ARTICLE 6

MISCELLANEOUS

6.1              Survival. The representations and warranties of the parties hereto contained in this Agreement shall survive in full force and effect until the date that is eighteen (18) months after the Closing Date (or until final resolution of any claim or Action arising from the breach of any such representation and warranty, if notice of such breach was provided prior to the end of such period), at which time they shall terminate and no claims shall be made for indemnification under Section 5.1 or Section 5.2, as applicable, for breaches of representations or warranties thereafter, except the Company Specified Representations and the Investor Specified Representations shall survive the Closing indefinitely. The covenants and agreements set forth in this Agreement shall survive until the earliest of the duration of any applicable statute of limitations or until performed or no longer operative in accordance with their respective terms.

6.2              Other Definitions. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. In addition, the following terms shall have the meanings assigned to them below:

(a)               “Affiliate“ means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other Person provided that no security holder of the Company shall be deemed to be an Affiliate of any other security holder or of the Company or any of the Company Subsidiaries solely by reason of any investment in the Company and, for purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such Person, whether through the ownership of voting securities by contract or otherwise;

(b)               “Agency“ means the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Farmers Home Administration (now known as Rural Housing and Community Development Services), the Federal National Mortgage Association, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture or any other Governmental Entity with authority to (i) determine any investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by the Company or (ii) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including state and local housing finance authorities;

(c)               “Board of Directors“ means the Board of Directors of the Company;

(d)               “Business Day“ means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of Florida generally are authorized or required by Law or other governmental actions to close;

(e)               “Capital Stock“ means the capital stock or other applicable type of equity interest in a Person;

(f)                “Change in Control“ means the acquisition by any Person (including a group of related persons within the meaning of Rule 13d-2 of the Exchange Act) of (i) more than fifty percent (50%) of the outstanding Capital Stock of the Company, (ii) all or substantially all of the assets of the Company (including the sale of more than two-thirds (2/3) of the Capital Stock held by the Company in the Bank), or (iii) a merger of the Company with or into any Person, or of any Person with or into the Company, immediately after which the shareholders of the Company (as measured immediately prior to completion of the transaction) own less than a majority of the combined Capital Stock of the surviving Person.

(g)               “Code“ means the Internal Revenue Code of 1986, as amended;

(h)               “Company Specified Representations” means the representations and warranties made in Section 2.2(a), Section 2.2(b), Section 2.2(c), Section 2.2(d), Section 2.2(q) and Section 2.2(ff);

(i)                 “Disclosure Schedule” shall mean a schedule delivered, on or prior to the date of this Agreement, by (i) the Investor to the Company and (ii) the Company to the Investor setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 2.2 with respect to the Company, or in Section 2.3 with respect to the Investor, or to one or more covenants contained in Article 3;

(j)                 “GAAP” means United States generally accepted accounting principles and practices as in effect from time to time;

(k)               “Governmental Consent” means any notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, or the expiration or termination of any statutory waiting periods;

(l)                 “Governmental Entity” means any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization or securities exchange;

(m)             “Insurer” means a Person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased or serviced by the Bank, including the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such mortgage loans or the related collateral;

(n)               “Investor Specified Representations” means the representations and warranties made in Section 2.3(a), Section 2.3(b)(i), Section 2.3(d), Section 2.3(e), Section 2.3(h) and Section 2.3(i);

(o)               “Knowledge” of the Company and words of similar import mean the actual knowledge of any directors or executive officers of the Company;

(p)               “Loan Investor” means any Person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased or serviced by the Bank or a security backed by or representing an interest in any such mortgage loan;

(q)               “Losses” means any and all losses, damages, reasonable costs, reasonable expenses (including reasonable attorneys’ fees and disbursements), liabilities, settlement payments, awards, judgments, fines, obligations, claims, and deficiencies of any kind;

(r)                “Ordinary Course of Business” means an action taken by any Person only if such action is constituent with the past practices of such Person and is similar in nature and magnitude to actions customarily taken in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

(s)                “Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Entity or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity;

(t)                 “Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company or other entity (x) of which such Person or a Subsidiary of such Person is a general partner or (y) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity, is directly or indirectly owned by such Person and/or one or more Subsidiaries thereof;

(u)               “Tax” or “Taxes” means all United States federal, state, local or foreign income, profits, estimated, gross receipts, windfall profits, severance, property, intangible property, occupation, production, sales, use, license, excise, emergency excise, franchise, capital gains, Capital Stock, employment, withholding, transfer, stamp, payroll, goods and services, value added, alternative or add-on minimum tax, or any other tax, custom, duty or governmental fee, or other like assessment or charge of any kind whatsoever, together with any interest, penalties, fines, related liabilities or additions to tax that may become payable in respect thereof imposed by any Governmental Entity, whether or not disputed;

(v)               “Tax Return” means any return, declaration, report or similar statement required to be filed with respect to any Taxes (including any attached schedules), including any information return, claim or refund, amended return and declaration of estimated Tax;

(w)               the word “or” is not exclusive;

(x)                the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

(y)               the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision; and

(z)               all article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit and schedule references not attributed to a particular document shall be references to such exhibits and schedules to this Agreement.

6.3              Expense Reimbursement. The Company shall promptly pay the fees and expenses incurred by EJF in connection with its evaluation of the Company and negotiation of this Agreement and the documents and instruments delivered or to be delivered in connection herewith (including legal and travel expenses) in an amount not to exceed $20,000 in the aggregate, provided the Closing occurs. In the event there is more than one Closing, the cap on reimbursement described herein shall apply cumulatively to all such Closings.

6.4              Corporate Opportunities.

(a)                Investor and any of its Affiliates may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company or any Company Subsidiary, and the Company, any Company Subsidiary, the directors, the directors of any Company Subsidiary, and their other stockholders shall have no rights by virtue of this Agreement in and to such ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper.

(b)               To the fullest extent permitted by law and except as otherwise provided below, neither Investor nor any of its directors, principals, officers, members, limited or general partners, fiduciaries, managers, employees and/or other representatives (the “Investor Equityholders”) or its or their Affiliates or director designees shall be obligated to refer or present any particular business opportunity to the Company or any Company Subsidiary even if such opportunity is of a character that, if referred or presented to the Company or any Company Subsidiary, could be taken by the Company or any Company Subsidiary, and Investor, any such Investor Equityholder or any of its or their Affiliates, respectively, shall have the right to take for its own account (individually or as a partner, investor, member, participant or fiduciary) or to recommend to others such particular opportunity.

(c)                In the event that a director of the Company who has been designated by Investor acquires knowledge of a potential transaction or other matter which may be a corporate or business opportunity for both the Company and Investor, such director of the Company shall have fully satisfied and fulfilled the fiduciary duty of such director to the Company and its stockholders with respect to such corporate or other business opportunity, if such director acts in a manner consistent with the following policy: A business or corporate opportunity offered to any person who is a director but not an officer of the Company and who has been designated by Investor shall belong to the Company only if such opportunity is offered to such person in his or her capacity as a director of the Company, and otherwise shall belong to Investor.

(d)               No act or omission by Investor or any of its Affiliates in accordance with this Section shall be considered contrary to (i) any fiduciary duty that Investor or any of its Affiliates may owe to the Company or any Company Subsidiary or to any other stockholder or by reason of Investor or any of its Affiliates being a stockholder of the Company, or (ii) any fiduciary duty of any director of the Company or any Company Subsidiary who has been designated by Investor to the Company or any Company Subsidiary, or to any stockholder thereof. Any person purchasing or otherwise acquiring any Capital Stock of the Company, or any interest therein, in connection with the transactions contemplated by the Transaction Documents or at any time thereafter shall be deemed to have notice of and to have consented to the provisions of this Section. The Company hereby waives any right to bring a claim for breach of fiduciary duty against Investor or any Affiliate thereof, or any director designated by Investor, based on any act or omission by Investor or any Affiliate thereof, or such director, taken in accordance with this Section.

6.5              Amendment and Waivers. The conditions to each party’s obligation to consummate the Closing are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by Law. No amendment or waiver of any provision of this Agreement will be effective against any party hereto unless it is in a writing signed by a duly authorized officer of such party.

6.6              Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile or other electronic transmission and such transmissions shall be deemed as sufficient as if manually signed signature pages had been delivered.

6.7              Governing Law. This Agreement will be governed by and construed in accordance with the Laws of the State of Florida applicable to contracts made and to be performed entirely within such jurisdiction.

6.8              Jurisdiction. The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the federal or state courts located in Miami-Dade County, Florida, so long as such court shall have subject matter jurisdiction over such suit, action or proceeding, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6.10 shall be deemed effective service of process on such party. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts referred to above for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby.

6.9              WAIVER OF JURY TRIAL. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AGREEMENT, INSTRUMENT OR OTHER DOCUMENT CONTEMPLATED HEREBY OR RELATED HERETO AND IN ANY ACTION DIRECTLY OR INDIRECTLY RELATED TO OR CONNECTED WITH THE OBLIGATIONS OF THIS AGREEMENT. THE PARTIES ACKNOWLEDGE THAT THIS WAIVER MAY DEPRIVE EACH OF THEM AN IMPORTANT RIGHT AND THAT SUCH WAIVER HAS BEEN KNOWINGLY AND VOLUNTARILY MADE BY THE PARTIES AFTER CONSULTATION WITH THEIR LEGAL COUNSEL.

6.10          Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by e-mail (upon confirmation of receipt), (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(a)           If to the Company:

Professional Holding Corp.

396 Alhambra Circle, Suite 255

Coral Gables, FL 33134

E-mail: dsheehan@professionalbankfl.com

Attention: Daniel R. Sheehan

Title: Chairman and Chief Executive Officer

with a copy to:

Gunster, Yoakley & Stewart, P.A.

777 South Flagler Drive, Suite 500 East

West Palm Beach, FL 33401

Attention: Michael V. Mitrione

Facsimile: (561) 671-2425

E-Mail: mmitrione@gunster.com

(b)           If to any Investor:

To the address or e-mail set forth on the applicable signature page for such Investor

6.11          Entire Agreement. This Agreement and the agreements referred to herein (including the Annexes, the Letter Agreements, as applicable, and Schedules hereto) (collectively, the “Transaction Documents”) constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, inducements or conditions, both written and oral, among the parties, with respect to the subject matter hereof and thereof.

6.12          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Company Stock to be issued pursuant to this Agreement. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor. The Investor may assign some or all of its rights hereunder or thereunder without the consent of the Company to any Affiliate of the Investor, unless such assignment would result in a breach of any of the representations or warranties of the Investor or a failure of any of the conditions set forth in Section 1.2(c) of this Agreement. Any such permitted assignee shall be deemed to be an Investor hereunder with respect to such assigned rights and shall be bound by the terms and conditions of this Agreement that apply to the Investor.

6.13          Captions. The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

6.14          Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

6.15          Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any Person other than the parties hereto, any benefit right or remedies, except that the provisions of Sections 5.1 and 5.2 shall inure to the benefit of the Persons referred to in such Sections.

6.16          Public Announcements. The Investor will not make (and will use its reasonable best efforts to ensure that its Affiliates and representatives do not make) any news release or public disclosure with respect to this Agreement and any of the transactions contemplated hereby, without first consulting with the Company and, in each case, also receiving the Company’s consent (which shall not be unreasonably withheld or delayed).

6.17          Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.

6.18          Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document.  The decision of each Investor to purchase Company Stock pursuant to the Transaction Documents has been made by such Investor independently of any other Investor and independently of any information, materials, statements, or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise), or prospects of the Company or any Company Subsidiary which may have been made or given by any other Investor or by any agent or employee of any other Investor, and no Investor and none of its agents or employees shall have any liability to any other Investor (or any other Person) relating to or arising from any such information, materials, statements, or opinions.  Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture, or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Company Stock or enforcing its rights under the Transaction Documents.  Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.  It is expressly understood and agreed that each provision contained in this Agreement is between the Company and an Investor, solely, and not between the Company and the Investors collectively and not between and among the Investors.

6.19          No Recourse. This Agreement may only be enforced against the named parties hereto. All claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may be made only against the Persons that are expressly identified as parties hereto or that are subject to the terms hereof, and no past, present or future director, officer, employee, incorporator, member, manager, partner, shareholder, Affiliate, agent, attorney or representative of any party hereto (including any person negotiating or executing this Agreement on behalf of a party hereto) shall have any liability or obligation with respect to this Agreement or with respect to any claim or cause of action, whether in tort, contract or otherwise, that may arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement and the transactions contemplated hereby.

[Signature Page Follows]

SIGNATURE PAGE FOR INDIVIDUAL

IN WITNESS WHEREOF, this Stock Purchase Agreement has been executed by Investor and by the Company on the respective dates set forth below.

Signature	Signature (If Shares Purchased Jointly)

Name	Name
(Please Print)	(Please Print)

Taxpayer ID Number	Taxpayer ID Number

Address	Address

Telephone #	Telephone #

Fax #	Fax #

Email:	Email:

Date:	Date:

Stock Purchase Amount:

(1)	Number of shares of Class A Voting Common Stock:

(2)	Number of shares of Class B Non-Voting Common Stock:

(3)	Total number of shares subscribed (Line 1 plus Line 2):

(4)	Amount per share to be paid with subscription:	$14.50

(5)	Total Payment (Line 3 multiplied by Line 4):

Form of ownership: ☐ Individual        ☐ TBE        ☐ JTWROS        ☐ TIC        ☐ Other (specify): ___________________

PROFESSIONAL HOLDING CORP.

By:
	Name:	Daniel R. Sheehan
	Title:	Chairman and President

Date:

SIGNATURE PAGE FOR CORPORATIONS, PARTNERSHIPS, LIMITED LIABILITY COMPANIES, ASSOCIATIONS, TRUSTS AND OTHER ENTITIES

IN WITNESS WHEREOF, this Stock Purchase Agreement has been executed by Investor and by the Company on the respective dates set forth below.

(Name of Entity)	(Taxpayer Identification Number)

By:

Its:
(Date)

Address of Investor:

Telephone Number:

Fax Number:

E-mail Address:

Stock Purchase Amount:

(1)	Number of shares of Class A Voting Common Stock:

(2)	Number of shares of Class B Non-Voting Common Stock:

(3)	Total number of shares subscribed (Line 1 plus Line 2):

(4)	Amount per share to be paid with subscription:	$14.50

(5)	Total Payment (Line 3 multiplied by Line 4):

PROFESSIONAL HOLDING CORP.

By:
	Name:	Daniel R. Sheehan
	Title:	Chairman and President

Date:

List of Exhibits and Schedules Omitted from the Purchase Agreement

Referenced in Exhibit 10.15 Above

Pursuant to Regulation S-K, Item 601(a)(5), the Exhibits and Schedules to the Purchase Agreement referenced in Exhibit 10.15 above, as listed below, have not been filed. The Registrant agrees to furnish supplementally a copy of any omitted Exhibit or Schedule to the Securities and Exchange Commission (the “Commission”) upon request; provided, however, that the Registrant may request confidential treatment of omitted items.

Exhibits:

Exhibit A:	EJF Sidecar Fund Letter Agreement
Exhibit B:	Mendon/BayBoston Letter Agreement
Exhibit C:	Instruction Sheet